Exhibit 21.1

Subsidiaries of Equinix, Inc.

Name	Jurisdiction

Equinix Operating Co., Inc.	Delaware, U.S.

Equinix RP, Inc.	Delaware, U.S.

Equinix South America Holdings, LLC	Delaware, U.S.

Equinix RP II LLC	Delaware, U.S.

CHI 3, LLC	Delaware, U.S.

NY3, LLC	Delaware, U.S.

SV1, LLC	Delaware, U.S.

LA4, LLC	Delaware, U.S.

Equinix Pacific, Inc.	Delaware, U.S.

CHI 3 Procurement, LLC	Illinois, U.S.

Equinix Asia Pacific Pte Ltd	Singapore

Equinix Singapore Holdings Pte Ltd	Singapore

Equinix Singapore Pte Ltd	Singapore

Equinix Japan KK (in Kanji)	Japan

Equinix Australia Pty Ltd	Australia

Equinix Hong Kong Ltd	Hong Kong

Equinix Information Technologies Hong Kong Limited	Hong Kong

Equinix Information Technology (Shanghai) Co Ltd.	People’s Republic of China

Asiatone Data System (Shanghai) Co Ltd	People’s Republic of China

Equinix Europe Ltd	United Kingdom

Equinix Group Ltd	United Kingdom

Equinix (UK) Ltd	United Kingdom

Equinix (Services) Ltd	United Kingdom

Equinix Corporation Ltd	United Kingdom

Equinix Investments Ltd	United Kingdom

Equinix (London) Ltd	United Kingdom

Equinix (Real Estate) GmbH	Germany

Equinix (Germany) GmbH	Germany

Equinix (IBX Services) GmbH	Germany

Upminster GmbH	Germany

Equinix (France) SAS	France

Interconnect Exchange Europe SL	Spain

Name	Jurisdiction

Equinix (Switzerland) GmbH	Switzerland

Intelisite BV	The Netherlands

Equinix (Netherlands) BV	The Netherlands

Equinix (Netherlands) Holding Coöperatie U.A.	The Netherlands

Equinix (Holdings) B.V.	The Netherlands

Virtu Secure Web Services BV	The Netherlands

Equinix (Real Estate) B.V.	The Netherlands

Equinix (Luxembourg) Holdings S.à r.l.	Luxembourg

Equinix (Luxembourg) Investments S.à r.l.	Luxembourg

Equinix (Luxembourg) Investments S.à r.l. Hong Kong Branch	Hong Kong

Equinix Middle East FZ LLC	United Arab Emirates

Equinix Italia S.r.L	Italy

ancotel GmbH	Germany

ancotel UK Ltd	United Kingdom

ancotel HK Ltd	Hong Kong

ALOG Soluções do Tecnologia em Infomática S.A.	Brazil

ALOG-03 Soluções do Tecnologia em Infomática Ltda.	Brazil

Switch & Data LLC	Delaware, U.S.

Switch & Data Facilities Company LLC	Delaware, U.S.

Switch and Data Operating Company LLC	Delaware, U.S.

Equinix Operating Co LLC	Delaware, U.S.

Equinix Canada Ltd.	Canada

Switch & Data CA One LLC	Delaware, U.S.

Switch and Data CA Nine LLC	Delaware, U.S.

Switch And Data CA Eleven LLC	Delaware, U.S.

Switch & Data CO One LLC	Delaware, U.S.

Switch & Data FL One LLC	Delaware, U.S.

Switch and Data FL Seven LLC	Delaware, U.S.

Switch and Data GA Three LLC	Delaware, U.S.

Switch and Data GA Four LLC	Delaware, U.S.

Switch & Data MA One LLC	Delaware, U.S.

Switch And Data NJ Two LLC	Delaware, U.S.

Switch and Data NY Five LLC	Delaware, U.S.

Switch & Data/NY Facilities Company, LLC	Delaware, U.S.

Switch and Data PA Four LLC	Delaware, U.S.

Switch and Data TX Five LP	Delaware, U.S.

Switch and Data Dallas Holdings I LLC	Delaware, U.S.

Switch and Data Dallas Holdings II LLC	Delaware, U.S.

Switch & Data VA One LLC	Delaware, U.S.

Switch and Data VA Four LLC	Delaware, U.S.

Switch & Data WA One LLC	Delaware, U.S.